LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
FOR
VICOR TECHNOLOGIES, INC.
KNOW ALL MEN BY THESE PRESENTS, that I, DAVID H.
FATER, hereby make, constitute and appoint Howard S.
Burnston, Esq., acting individually, as my true and
lawful attorney-in-fact, with full power and
authority as hereinafter described on behalf of and
in my name, place and stead to:
(1) prepare, execute, acknowledge, deliver and file
Forms 3, 4, and 5 (including any amendments thereto)
with respect to the securities of Vicor
Technologies, Inc., a Delaware corporation (the
"Company"), with the United States Securities and
Exchange Commission, any applicable national
securities exchange, trading associations, over the
counter trading market, or similar entity as
considered necessary or advisable under Section 16
of the Securities Exchange Act of 1934, as amended,
and the rules and regulations promulgated thereunder
(the "Exchange Act");
(2) seek or obtain, as my representative and on my
behalf, information on transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees,
and I hereby authorize any such person to release
any such information to me and approve and ratify
any such release of information; and
(3) perform any and all other acts which in the
discretion of such attorney-in-fact are necessary or
desirable for and on my behalf in connection with
the foregoing.
I acknowledge that:
(1) this Power of Attorney authorizes, but does not
require, such attorney-in-fact to act in his
discretion on information provided to such attorney-
in-fact without independent verification of such
information;
(2) any documents prepared and/or executed by such
attorney-in-fact on my behalf pursuant to this Power
of Attorney will be in such form and will contain
such information and disclosure as such attorney-in-
fact, in his discretion, deems necessary or
desirable;
(3) neither the Company nor such attorney-in-fact
assumes (i) any liability for my responsibility to
comply with the requirement of the Exchange Act,
(ii) any of my liability for any failure to comply
with such requirements, or (iii) any of my
obligation or liability for profit disgorgement
under Section 16(b) of the Exchange Act; and
(4) this Power of Attorney does not relieve me from
responsibility for compliance with my obligations
under the Exchange Act, including without limitation
the reporting requirements under Section 16 of the
Exchange Act.
I hereby give and grant the attorney-in-fact full
power and authority to do and perform all and every
act and thing whatsoever requisite, necessary or
appropriate to be done in and about the foregoing
matters as fully to all intents and purposes as I
might or could do if present, hereby ratifying all
that such attorney-in-fact of, for and on behalf of
the undersigned, shall lawfully do or cause to be
done by virtue of this Limited Power of Attorney.
The attorney-in-fact will not be liable for any acts
or decisions made by such attorney-in-fact in good
faith and under the terms of this Limited Power of
Attorney.
Any photocopy of this Limited Power of Attorney
shall have the same force and effect as the
original.
This Power of Attorney shall remain in full force
and effect until revoked by me in a signed writing
delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, I have caused this Power of
Attorney to be executed as of this 28th day of
March, 2007.
DAVID H. FATER
/s/ David H. Fater
__________________________________
Signature